TAUBMAN CENTERS, INC.                                                                                                                                        Exhibit 99
Debt Summary
As of September 30, 2002
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(in millions of dollars)

                                                         BENEFICIAL  EFFECTIVE
                                                 100%     INTEREST     RATE (a)                              MATURITIES AT BENEFICIAL INTEREST
                                                                                ---------------------------------------------------------------------------------------------
                                                 09/30/02 09/30/02    09/30/02   2002    2003    2004    2005    2006    2007    2008     2009    2010    2011   2012   TOTAL
                                                 -------- --------    --------   -----   -----   -----   -----   -----   -----   -----    -----   -----   -----  -----  -----

     CONSOLIDATED  FIXED RATE DEBT:
     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Beverly Center                              146.0     146.0       8.36%                    146.0                                                                   146.0
     Biltmore Fashion Park                        78.4      78.4       7.68%      0.2     0.8     0.9     1.0     1.1     1.2     1.2     72.0                           78.4
     MacArthur Center                            142.6      99.8       7.59%      0.3     1.1     1.1     1.2     1.3     1.4     1.5      1.7    90.2                   99.8
     Regency Square                               81.8      81.8       6.75%      0.2     0.9     0.9     1.0     1.1     1.1     1.2      1.3     1.4    72.8           81.8
     The Mall at Short Hills                     268.8     268.8       6.70%      0.7     3.0     3.2     3.5     3.7     4.0     4.2    246.4                          268.8
     Other                                        22.1      22.1      12.38%      0.3     0.3     0.3     0.3     0.4     0.4     0.1     20.0                           22.1
                                                 ----------------------------------------------------------------------------------------------------------------------------
     TOTAL CONSOLIDATED FIXED                    739.7     696.9                  1.7     6.1   152.5     7.0     7.5     8.1     8.3    341.4    91.5    72.8          696.9
     WEIGHTED RATE                                7.48%     7.47%                6.90%   6.98%   8.30%   6.98%   6.98%   6.99%   7.01%    7.28%   7.58%   6.75%

     CONSOLIDATED FLOATING RATE DEBT:
     --------------------------------
     Great Lakes Crossing                        144.4     122.7       4.58% (b)  0.5   122.2                                                                           122.7
     Stony Point Fashion Park                     11.1      11.1       3.67% (c)                         11.1                                                            11.1
     The Shops at Willow Bend                    198.7     198.7       4.11% (d)        198.7                                                                           198.7
     The Mall at Wellington Green                138.1     124.3       4.39% (e)                124.3                                                                   124.3
     Taubman Realty Group                          5.5       5.5       2.75% (f)                  5.5                                                                     5.5
     Taubman Realty Group                        130.0     130.0       2.98% (g)                130.0                                                                   130.0
                                                 ----------------------------------------------------------------------------------------------------------------------------
     TOTAL CONSOLIDATED FLOATING                 627.8     592.3                  0.5   321.0   259.8    11.1                                                           592.3
     WEIGHTED RATE                                4.03%     4.00%                4.58%   4.29%   3.65%   3.67%

     TOTAL CONSOLIDATED                        1,367.5   1,289.3                  2.2   327.1   412.3    18.1     7.5     8.1     8.3    341.4    91.5    72.8         1289.2
     WEIGHTED RATE                                5.89%     5.88%                6.38%   4.34%   5.37%   4.96%   6.98%   6.99%   7.01%    7.28%   7.58%   6.75%
     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     JOINT VENTURES FIXED RATE DEBT:
     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Arizona Mills                    50.00%     143.8      71.9       7.90%      0.1     0.6     0.7     0.8     0.8     0.9     0.9      1.0    66.0                   71.9
     Cherry Creek                     50.00%     177.0      88.5       7.68%                      0.5     1.3    86.7                                                    88.5
     Fair Oaks                        50.00%     140.0      70.0       6.60%                                                     70.0                                    70.0
     Sunvalley Bonds                  50.00%       0.8       0.4       7.20%      0.1     0.2     0.1                                                                     0.4
     Westfarms                        78.94%     209.7     165.5       6.10%      0.5     1.9     2.0     2.1     2.3     2.4     2.6      2.7     2.9     3.1  142.9   165.5
     Woodland                         50.00%      66.0      33.0       8.20%                     33.0                                                                    33.0
                                                 ----------------------------------------------------------------------------------------------------------------------------
     TOTAL JOINT VENTURE FIXED                   737.3     429.3                  0.7     2.8    36.3     4.2    89.8     3.3    73.5      3.8    69.0     3.1  142.9   429.3
     WEIGHTED RATE                                7.11%     6.97%                6.54%   6.60%   8.07%   6.90%   7.64%   6.58%   6.60%    6.59%   7.82%   6.10%  6.10%

     JOINT VENTURES FLOATING RATE DEBT:
     ----------------------------------
     Dolphin Mall                     50.00%     189.0      94.5       4.46% (h) 94.5                                                                                    94.5
     International Plaza              26.49%     188.0      49.8       4.30% (i) 49.8                                                                                    49.8
     The Mall at Millenia             50.00%     106.5      53.3       3.57% (c)         53.3                                                                            53.3
     Stamford Town Center             50.00%      76.0      38.0       2.62% (c)                 38.0                                                                    38.0
     Sunvalley                        50.00%     110.0      55.0       2.74% (c)         55.0                                                                            55.0
     Sunvalley                        50.00%      10.0       5.0       4.82% (c)          5.0                                                                             5.0
     Other                                         4.3       2.2       4.17%      0.1     0.4     0.3     0.2     0.1     1.1                                             2.2
                                                 ----------------------------------------------------------------------------------------------------------------------------
     TOTAL JOINT VENTURE FLOATING                683.8     297.7                144.4   113.7    38.3     0.2     0.1     1.1                                           297.7
     WEIGHTED RATE                                3.80%     3.73%                4.41%   3.23%   2.64%   4.17%   4.17%   4.17%

     TOTAL JOINT VENTURE                       1,421.1     727.0                145.1   116.4    74.6     4.3    90.0     4.4    73.5      3.8    69.0     3.1  142.9   727.0
     WEIGHTED RATE                                5.52%     5.64%                4.41%   3.31%   5.28%   6.80%   7.64%   5.99%   6.60%    6.59%   7.82%   6.09%  6.10%
     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------

     TRG BENEFICIAL INTEREST TOTALS
     ------------------------------
     FIXED RATE DEBT                           1,477.0   1,126.2                  2.4     8.9   188.8    11.2    97.4    11.4    81.8    345.2   160.5    75.9  142.9  1126.2
                                                  7.30%     7.28%                6.80%   6.86%   8.26%   6.95%   7.59%   6.87%   6.64%    7.27%   7.68%   6.72%  6.10%
     FLOATING RATE DEBT                        1,311.6     890.0                144.9   434.6   298.1    11.2     0.1     1.1                                           890.0
                                                  3.91%     3.91%                4.41%   4.01%   3.52%   3.68%   4.17%   4.17%
     TOTAL                                     2,788.6   2,016.3                147.3   443.5   486.9    22.4    97.5    12.4    81.8    345.2   160.5    75.9  142.9  2016.3
                                                  5.70%     5.79%                4.44%   4.07%   5.36%   5.31%   7.59%   6.64%   6.64%    7.27%   7.68%   6.72%  6.10%

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                                                          Average Maturity      5.09
                                                                              =======

     (a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
     (b) LIBOR rate plus spread is locked to April 2003 on $143.2 M at 4.59% with the remainder floating month to month.
     (c) LIBOR rate is floating month to month.
     (d) LIBOR rate plus spread is locked to November 2002 on $182.4 M at 4.15% and floating month to month on the remainder.
           In addition, beginning in November 2002, $100M of this debt is swapped to 4.13% + spread to July 2004.
     (e) LIBOR rate plus spread is locked to October 2002 on $106.7 M at 4.5% and to November 2002 on $17.6 M at 4.32% with the remainder floating month to month.  In addition, the LIBOR rate on $100 M is swapped to 2.5% from October 2002 to
          October 2003, to 4.35% from October 2003 to October 2004 and to 5.25% from October 2004 to May 2005.
     (f) Rate floats daily.
     (g) LIBOR rate plus spread is locked to November 2002 on $75 M at 3.17% and  floating month to month on the remainder.
           In addition, beginning in November 2002, $100M of this debt is swapped to 4.3% + spread to November 2003.
     (h) LIBOR rate plus spread is locked to October 2002 on $164.6 M at 4.53% and floating month to month on the remainder.
           In October 2002, the Company acquired its partner's 50% interest in Dolphin Mall and paid down the construction facility
           to $165M.   As of November 2002, $140M (decreasing to $120M in December 2003) of this debt is swapped to 2.05% +2.25%
           spread to October 2004.   The maturity date of the facility has also been extended to October 2004.
     (i) LIBOR rate plus spread  is locked to October 2002 on $160.4 M at 4.40%, and floating month to month on the remainder.